FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of May 19, 2014 is among Forward Air Corporation, a Tennessee corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of February 14, 2012 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent, the Lenders have agreed to make credit extensions available to the Borrower; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Lenders have agreed to the modifications to the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Amendment. The Credit Agreement is hereby amended as follows:

2.1    The definitions for “Eurodollar Base Rate” and “Eurodollar Reserve Percentage” are deleted in their entirety and the definition of “Eurodollar Rate” is amended in its entirety to read as follows:

“Eurodollar Rate” means:
(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent.
2.2    Each reference to “Eurodollar Base Rate” in the Credit Agreement is deleted and replaced with “Eurodollar Rate.”

2.3    Section 3.03 is amended and restated in its entirety to read as follows:

(a)    If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that for any reason that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent (upon the instruction of the Required Lenders) notifies the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof. Upon receipt of any such notice described in clause (2) or (3) of the immediately foregoing sentence, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of the Impacted Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

2.4    In Section 3.04 a new clause (e) is inserted to read as follows:

(e)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

2.5    Section 8.16 of the Credit Agreement is hereby amended to read as follows:

Permit Consolidated Capital Expenditures for any fiscal year to exceed $50,000,000.

3.    Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Administrative Agent of this Amendment executed by the Borrower, the Guarantors and the Required Lenders.

4.    Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5.    Representations and Warranties; No Default. The Borrower represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no Default exists.

6.    Reaffirmation of Obligations. Each Loan Party affirms all of its obligations under the Loan Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

7.     No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8.     Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

9.    Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER: FORWARD AIR CORPORATION, a Tennessee corporation

By: /s/ Rodney L. Bell
Name:    Rodney L. Bell
Title:    Chief Financial Officer

GUARANTORS:    FAF, INC., a Tennessee corporation
FORWARD AIR, INC., a Tennessee corporation
FORWARD AIR SOLUTIONS, INC., a Tennessee corporation
FORWARD AIR TECHNOLOGY AND LOGISTICS SERVICES, INC.,
a Tennessee corporation
TQI HOLDINGS, INC., a Delaware corporation
TOTAL QUALITY, INC., a Michigan corporation
TQI INC., a Michigan corporation
CENTRAL STATES TRUCKING CO., a Delaware corporation
CENTRAL STATES LOGISTICS, INC., an Illinois corporation

By: /s/ Rodney L. Bell
Name:    Rodney L. Bell
Title:    Chief Financial Officer

FORWARD AIR ROYALTY, LLC, a Delaware limited liability company

By: /s/ Matthew J. Jewell
Name:    Matthew J. Jewell
Title:    President

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Maria A. McClain
Name: Maria A. McClain
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:    /s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

FIRST TENNESSEE BANK, N.A.

By:    /s/ Amy Avery
Name: Amy Avery
Title: Senior Vice President